                                  Exhibit i(2)

                               CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of GE LifeStyle Funds under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (File Nos. 333-07701; 811-07905).


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Willkie Farr & Gallagher

January 26, 2001
New York, New York